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                                                                   EXHIBIT 10.73

                          SEVERANCE AGREEMENT, WAIVER
                          ---------------------------
                             AND RELEASE OF CLAIMS
                             ---------------------


     This Severance Agreement, Waiver and Release of Claims ("Agreement") is made by and between WORKFLOW MANAGEMENT, INC. ("Employer") and RICHARD M. SCHLANGER ("Employee"), effective the 16/th/ day of January 2001.

                             R E C I T A T I O N S
                             ---------------------

     A. Employee has been continually employed for a number of years by Employer and has most recently held the position of Division President and Chief Operating Officer of Fulfillment/Manufacturing pursuant to that Employment Agreement between Employee and Employer dated April 1, 1999 (the "Employment Agreement").

     B. It became necessary to sever the employment relationship and terminate the Employment Agreement effective January 16, 2001.

     C. The parties desire a smooth transition and severance of the employment relationship consistent with the terms of this Agreement.

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer agree as follows:

     1. Employer agrees that beginning on the next regular payroll date which is
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more than seven (7) days following receipt of a validly executed copy of this
Agreement, Employer shall forward to Employee, as a severance payment, the first of 26 bi-weekly checks in the approximate amount of $5,769.23 which shall equal $150,000 in the aggregate. The final bi-weekly severance payment shall include, as an additional severance payment, a lump-sum payment in the amount of $155,700. The above-described payments shall be subject to mandatory withholdings as required by federal and state law.

     2. Employee's last day of employment with Employer will be January 16, 2001 (the "Termination Date"). As of the Termination Date, Employee's eligibility for base salary, incentive bonus, vacation pay, participation in Employer's group health benefits plan, participation in Employer's profit sharing plan and any other perquisites shall cease. Notwithstanding the foregoing, Employee shall continue in Employer's group health insurance plan, with reimbursement from Employer for Employee's premium costs, up to eighteen
(18) months after January 31, 2001, pursuant to C.O.B.R.A.

     3. Subject to final approval by the Compensation Committee of the Employer, all of Employee's 137,500 options to purchase the stock of Employer shall become fully vested on the Termination Date and the exercise period pertaining to such options shall be extended to January 16, 2003.

     4. The maturity date of Employee's Executive Stock Loan evidenced by that Amended and Restated Secured Promissory Note dated September 1, 1999 (the "Note"), in the outstanding amount of $56,053.30 as of the Termination Date, shall be extended to

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January 16, 2003. The Employer shall release its security interest in Employee's
19,300 shares of common stock pledged to the Employer in connection with the Note pursuant to that Pledge Agreement dated September 1, 1999.

     5. Employee agrees to cooperate with Employer from time to time after the Termination Date as reasonably requested. In connection with such post-employment cooperation, Employee shall be reimbursed for all reasonably related expenses incurred but shall receive no additional compensation other than that set forth herein.

     6. Employer shall transfer an automobile lease to Employee for the automobile currently made available to Employee in New York, NY and shall reimburse Employee for lease payments on such automobile for a period of two (2) years after the Termination Date.

     7. Employer shall allow Employee to continue to utilize his current office space at the offices of United Envelope in New York, NY for a period of two (2) years after the Termination Date.

     8. Employee shall not be entitled to any compensation or benefits other than those described in the above paragraphs.

     9. Employee agrees to hold and safeguard any confidential and proprietary information about Employer gained by him during the course of his employment. Employee shall not, without the prior written consent of Employer, misappropriate, disclose or make available to anyone at any time, confidential and/or proprietary information of Employer, whether or not developed by Employee.

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     10.  Employee hereby releases and discharges Employer, any affiliated or related companies, and their officers, stockholders, directors, employees and agents and their successors, heirs and assigns, of and from all claims, causes of action or demands of every kind or character whatsoever, whether presently known or unknown, suspected or unsuspected, existing at the time hereof, under state or federal laws. Specifically included in this release are any claims, causes of action or demands in connection with the past employment relationship between the parties, including, but not limited to, claims, causes of action or demands due to alleged breach of contract, libel, slander, wrongful discharge, intentional infliction of emotional harm, or any other tort, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act and/or any other federal or state laws relating to employment rights. The parties recognize, however, that nothing contained in this release shall prohibit either party from instituting legal action to enforce any of the provisions of this Agreement.

     11. Employee agrees that he will not, in any way, do or say anything at any time to harm the business interests of Employer, or any related or affiliated companies, or any of their employees, officers, directors, shareholders or agents, unless required to do so by legal process.

     12. Employee represents and warrants that he has chosen to execute this Agreement of his own volition after fully reviewing the Agreement and seeking the advice

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of an attorney or if not, anyone else he determines to be appropriate in this regard.

     13. The parties represent and warrant that by this writing Employer has advised Employee that he may wish to consult an attorney before signing this Agreement and that Employer has given Employee a period of at least twenty-one
(21) days within which to consider this Agreement, which period may be waived at Employee's option.

     14. The parties agree that Employee shall have seven (7) days after his execution of this Agreement within which to revoke his signature and consent to this Agreement. This Agreement will not become effective and enforceable until seven (7) days after Employee has signed this Agreement.

     15. The contents of this Agreement shall remain confidential. Employee shall not disclose any term or condition hereof to anyone other than her spouse if any, attorney and/or accountant without Employer's prior written consent unless required by law or government regulation. Any disclosure by Employee other than those permitted herein, or further disclosure by a person permitted to receive a disclosure hereunder, shall be a breach hereof, and entitle Employer to seek injunctive relief and damages. In any action brought by Employer under this paragraph 15, the prevailing party shall be entitled to its costs and reasonable attorneys' fees.

     16. This Agreement and the obligations of Employer hereunder in no way constitute an admission, agreement, consent, statement, acquiescence or declaration on the part of Employer as to any wrongdoing, breach of contract, or violation of any law.

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     17.  This Agreement constitutes the entire agreement between the parties pertaining to the matters with which it deals, and supersedes all prior agreements pertaining to those matters including but not limited to the Employment Agreement (except as provided below) and the Severance Agreement dated April 1, 1999, as amended, between Employee and Employer. No such prior agreement, or understanding in writing or otherwise, shall be valid or of any force or effect, and this Agreement and the obligations of the parties hereunder may not be altered or modified in any respect except by a writing duly executed by the parties to be bound. Notwithstanding the foregoing, the obligations and rights of the parties pursuant to Section 7 (Restriction on Competition),
Section 8 (Confidential Information), Section 9 (Inventions), Section 10 (Return of Company Property) and Section 11 (Indemnification) of the Employment Agreement shall remain in full force and effect. The rights and obligations under Section 7 (Restriction on Competition) of the Employment Agreement shall be extended until January 16, 2004. This paragraph shall not apply to the rights or obligations of the parties in connection with (i) The real property leases between Employer and Employee's TLG entity; (ii) the Warrants issued by Employer to Employee in connection with certain subordinated indebtedness of Employer to Employee; or (iii) Employer's purchase of Direct Pro LLC from Employee.

     18. If any clause or provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is

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illegal, invalid, or unenforceable, there shall be added, as part of this
Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

     19. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of the parties hereto.

     20. This Agreement shall be governed by and construed in accordance with the laws of Florida. Employer and Employee hereby agree that the Palm Beach Circuit Court, 15/th/ Judicial District, in and for Palm Beach, Florida, shall have jurisdiction and be an appropriate venue to determine any rights or claims arising hereunder.

     THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SEVERANCE AGREEMENT, WAIVER AND RELEASE OF CLAIMS, UNDERSTAND THE CONTENTS, FREELY AND VOLUNTARILY AGREE TO ALL THE TERMS AND CONDITIONS AND SIGN THIS AGREEMENT ON THEIR OWN VOLITION.

     WITNESS the following signatures:



________________                           _____________________________________
Date                                       Richard M. Schlanger



                                           WORKFLOW MANAGEMENT, INC.


________________                           By___________________________________
Date

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     I am aware that I have the right to consider Employer's Severance
Agreement, Waiver and Release of Claims for twenty-one (21) days before making my decision. I have considered this right and choose to waive it as indicated by my signature below.


________________                           _____________________________________
Date                                       Richard M. Schlanger

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